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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 12, 2007

                               BV FINANCIAL, INC.
               (Exact Name of Registrant as Specified in Charter)

      United States                      0-51014                14-1920944
----------------------------        ---------------------     ---------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)

7114 North Point Road, Baltimore, Maryland                      21219
------------------------------------------                      -----
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (410) 477-5000
                                                           --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


         On April 12, 2007, BV Financial, Inc. (the "Company") announced that its subsidiary, Bay-Vanguard Federal Savings Bank ("Bay-Vanguard") has entered into a definitive agreement with Greater Atlantic Bank for Bay-Vanguard to purchase Greater Atlantic Bank's branch office located in Pasadena, Maryland. Under the agreement, Bay-Vanguard will pay an 8.5% premium on the balance of deposits assumed at closing. At March 31, 2007, the deposits at the Pasadena branch office on which the deposit premium would apply totaled approximately $50.9 million. Bay-Vanguard will also purchase the branch office's fixed assets but will not acquire any loans as part of the transaction. A press release announcing the branch purchase is attached as Exhibit 99.1.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements of businesses acquired. Not Applicable.

        (b)     Pro forma financial information. Not Applicable.

        (c)     Shell Company Transactions. Not Applicable

        (d)     Exhibits.

                The following Exhibit is attached as part of this report:

                99.1 Press release dated April 12, 2007, announcing the branch purchase.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    BV FINANCIAL, INC.



DATE: April 13, 2007                By: /s/Edmund T Leonard
                                        ---------------------------
                                        Edmund T. Leonard
                                        Chairman and Chief Financial Officer